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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated February 28, 2005, relating to the financial statements and financial statement schedule of DIRECTV HOLDINGS LLC (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes an explanatory paragraph related to the change in the method of accounting for subscriber acquisitions, upgrade and retention costs), appearing in the Annual Report on Form 10-K of DIRECTV HOLDINGS LLC for the year ended December 31, 2004 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Los Angeles, California
September 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM